                                                                     Exhibit 4.4


                       ESCROW AND SUBORDINATION AGREEMENT

     This Agreement, dated as of February 22, 2002, is entered into by and between NORTHWEST ETHANOL, LLC (the "Company"), NATIONAL CITY BANK, a national banking association, as escrow agent (the "Escrow Agent"), and Messrs. Eugene Schubert, Fred Schubert, Virgil Hoene, Gary Mavis and Ted Penner, and Ney Oil Company, 5C's Farms, Inc., Spatial Ag Management, LLC and Nester Ag-Management (collectively, the "Unitholders").

     The Company has filed a registration application (File No. 31363) with the Ohio Division of Securities (the "Division), pursuant to section 1707.091 of the Revised Code. As a condition for the approval of the registration application by the Division, Unitholders have agreed to escrow certain units subject to the terms of this Agreement.

     Therefore, Unitholders have deposited with the Escrow Agent certificates evidencing four hundred and eighty-three (483) limited liability company units of the Company (the "Escrowed Units"), and the Escrow Agent acknowledges receipt thereof. See Exhibit A, incorporated in and made a part of this Agreement, which details the Escrowed Units.

     Therefore, with respect to the Escrowed Units the parties to this Agreement agree as follows:

     1.   The Escrowed Unit certificates shall bear the following legend:

          "These shares are subject to certain restrictions, including escrow and subordination, and may not be transferred without compliance with the Escrow and Subordination Agreement, dated February 22, 2002. This legend may be removed only if the shares are released from escrow by the terms of the Agreement."

     2. The Escrowed Units shall not be assigned, sold, hypothecated, pledged, transferred, or otherwise disposed (except by will, descent, or operation of law) until released from escrow.

     3. Except as otherwise provided by this Agreement, any distribution, cash, stock, or property paid or issued with respect to the Escrowed Units and any distribution, cash, stock or property paid or issued with respect to the Escrowed Units by reason of any exchange of units, merger, consolidation, recapitalization, reorganization or similar business combination shall be subject to the terms of this Agreement.

     4. In the event the Company makes a distribution to its Unitholders in connection with the liquidation, dissolution, bankruptcy, receivership, or sale of all or substantially all of the Company assets, then a distribution shall be made to all Unitholders based on their positive Capital Account balances, as that term is defined in the Company's Amended and Restated Operating Agreement dated November 27, 2001 as amended for clarification purposes by the Directors on January 10, 2002, and any other subsequent amendment thereto. Any remaining proceeds shall be distributed to all Unitholders in proportion to the total number of units owned by each Unitholder as compared to the total number of units owned by all the Unitholders.. If the distribution consists of non-cash items, the fair market value of non-cash items shall be valued by an independent appraiser.

     5. In the case of a tender offer to purchase all or substantially all of the Company's outstanding units, or a merger, consolidation, or reorganization into an unaffiliated entity, the Escrowed Units shall be released from escrow and this Agreement shall be terminated if the majority of the non-escrowed units (excluding all units owned or controlled directly or indirectly by any officer, director, or person subject to this Agreement) are purchased in such tender offer or voted in favor of such merger, consolidation, or reorganization.

     6. Other than as specified by this Agreement, the Unitholder shall have all beneficial rights of ownership of the Escrowed Units, including the right to vote the Escrowed Units for all purposes.

     7. All calculations used in this Agreement shall be adjusted should the Company make a unit distribution or distribution of units, have a unit split, have a reverse unit split, or otherwise reclassify its units.

     8. All Escrowed Units shall be released by the Escrow Agent and this Agreement shall be terminated when:


          a. The Company has provided to the Escrow Agent and the Commissioner of Securities annual audited financial statements (per United States Generally Accepted Accounting Principles consistently applied and signed by a Certified Public Accountant) showing, and a certification by the Company as to the Company's fully-diluted net earnings, after taxes and exclusive of extraordinary items, for a period of four consecutive quarters of at least $600.00 per unit per quarter or for each of two consecutive periods of four consecutive quarters of at least $300.00 per unit per quarter; and


          b. The Escrow Agent has not received written objection from the Commissioner of Securities within thirty (30) days of receipt of such audited financial statements by the Commissioner of Securities.

9.   If the Escrowed Units are not released pursuant to the terms of paragraph
     (8) above, then twenty-five per cent (25%) of the total amount of units originally escrowed shall be released automatically on each of the fifth, sixth, seventh, and eighth anniversaries of the effective date of the registration (File No. 31363) in Ohio as stated in the Division Order granting effectiveness, a copy of which will be provided by the Company to the Escrow Agent. This Agreement shall also terminate on the eighth anniversary of the registration (File No. 31363). Units shall be released ratably to all Unitholders subject to this Agreement.

10. Any cash distributions and associated Interest, as defined in this paragraph, paid on Escrowed Units or earned in respect of such distributions and held by the Escrow Agent pursuant to paragraph (3) and/or this paragraph shall be released upon the release of the Escrowed Units to which such distributions and associated Interest are attributable. The Escrow Agent shall invest or





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

     reinvest any cash held in escrow in accordance with the written instructions of the Company from time to time, until all the Escrowed Units and their associated distributions and any interest, dividends or increase earned thereon (collectively, "Interest") have been released from escrow. Absent written instructions from the Company to the contrary, the Escrow Agent shall invest and reinvest any cash held in escrow together with the Interest thereon (the "Escrow Amount") in the Armada Money Market Fund. The Company acknowledges receipt of disclosure that the Escrow Agent or an affiliate of the Escrow Agent serves as investment advisor to the Armada Money Market Fund and in such capacity receives a fee. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Amount consisting of investments to provide for payments required to be made under this Agreement. The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Agreement, or in written instructions from the Company. The Escrow Agent does not have any interest in the Escrow Amount deposited hereunder but is serving as escrow holder only and having only possession thereof. Each Unitholder shall be responsible for the payment of taxes related to Interest earned on the Escrow Amount. Any payments of Interest to Unitholders from the Escrow Amount shall be subject to any applicable withholding regulations then in force with respect to United States taxes. Each Unitholder will provide the Escrow Agent with an appropriate Internal Revenue Service Form W-9 for tax identification number certification. The Escrow Agent will provide 1099 reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

11. Other than as specified by this Agreement, the Escrow Units shall be released if the offering has been terminated pursuant to Section 3.(b) or 3.(c) of that certain Escrow Agreement dated February 22, 2002, by and between Northwest Ethanol, LLC and National City Bank as escrow agent.

12. In performing any of its duties, the Escrow Agent shall not incur any liability for any damages, losses, or expenses, except for willful misconduct or gross negligence. It shall not incur any liability with respect to any action taken or omitted in good faith upon advice of counsel or counsel for the Company given with respect to the duties and responsibilities of the Escrow Agent under this Escrow Agreement. The Escrow Agent may in good faith rely on the truth and accuracy of any information believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and which conforms with the provisions of this Agreement.

13. The Company and the Unitholders jointly and severally agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by the Escrow Agent in connection with its acceptance of appointment as Escrow Agent.


14. The Escrow Agent's fees for serving as Escrow Agent under this Agreement shall be $1,500.00 per year or any part thereof, as well as the fees listed below in this paragraph, and all fees shall be paid by the Company:





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

     Armada Fund Automatic Cash Management Fee   50 basis points of daily
                                                 balance calculated daily

     Purchase of sale of assets other than
     Armada Funds                                $50.00

15. This Escrow Agreement may be executed in any number of counterparts with the same force and effect as if all parties had signed the same document.

16. All notices, requests, instructions or other communications required or permitted to be given under this Agreement shall be given in writing and delivered by certified mail or hand-delivered to all parties to this Agreement and to the Commissioner of the Ohio Division of Securities, at the following address:

                      Ohio Department of Commerce
                      Division of Securities
                      77 South High Street, 22nd Floor
                      Columbus, Ohio  43215-6131
                      Attn:  Mark R. Heuerman, Esq.

17. If the Escrow Agent is unable to perform its duties, a new escrow agent shall be appointed, a new Escrow and Subordination Agreement (identical in all respects to this Agreement) shall be entered into, and notice shall be given to the Division. The Escrow Agent must be satisfactory to the Division.

18. This Agreement sets forth the entire understanding of the parties hereto with respect to the operations contemplated hereby and may not be amended except by a written instrument executed by the parties hereto and consented to by the Commissioner of the Ohio Division of Securities.

19. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Ohio.

20. This Agreement may be executed in counterparts, which together shall constitute one and the same binding agreement.



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

   Northwest Ethanol, LLC                 5Cs Farms

   By /s/ Ted W. Penner Sec/Treas         By   /s/ William A. Cleland Jr.
   -------------------------------        ----------------------------------
              Company, Date                         Unitholder, Date

   National City Bank                     Nester Ag Management

   By /s/ Karen Franklin                  /s/ Joe Nester
   -------------------------------        ----------------------------------
                                                    Unitholder, Date
   /s/
   -------------------------------        Ney Oil Company
          Escrow Agent, Date
                                          By /s/ Lynn Bergman
                                           ----------------------------------
                                                     Unitholder, Date

                                          Spatial Ag Systems, LLC

                                          By James Joost, Member
                                           ----------------------------------
                                                    Unitholder, Date

                                          /s/ Eugene Schubert
                                           ----------------------------------
                                                    Unitholder, Date

                                          /s/ Fred Schubert
                                           ----------------------------------
                                                    Unitholder, Date

                                          /s/ Virgil Hoene
                                           ----------------------------------
                                                    Unitholder, Date

                                          /s/ Gary Mavis
                                           ----------------------------------
                                                    Unitholder, Date

                                          /s/ Ted Penner
                                           ----------------------------------
                                                    Unitholder, Date

                       ESCROW AND SUBORDINATION AGREEMENT

                                    EXHIBIT A

Unitholder Name and Address                     # of units escrowed

Ted W. Penner, Esq.                              57.4 Units
----------------------------------------    -----------------------------
101 Clinton Street, Suite 1500
----------------------------------------
Defiance, Ohio  43512
----------------------------------------


Spatial Ag Management, LLC                       97.2 Units
----------------------------------------    -----------------------------
c/o James Joost
----------------------------------------
11111 Lockwood Road
----------------------------------------
Sherwood, Ohio  43556


5C's Farms, Inc.                                 49.2 Units
----------------------------------------    -----------------------------
c/o William A. Cleland, Jr.
----------------------------------------
R.R. 20683
----------------------------------------
Hicksville, Ohio  43526
----------------------------------------


Eugene Schubert                                  37.2 Units
----------------------------------------    -----------------------------
13021 Scott Road
----------------------------------------
Ney, Ohio
----------------------------------------


Nester Ag-Management                             47.6 Units
----------------------------------------    -----------------------------
c/o Joel Nester
----------------------------------------
01521 Ney-Williams Center Road
----------------------------------------
Bryan, Ohio  43506
----------------------------------------



Gary Mavis                                       40.2 Units
----------------------------------------    -----------------------------
08660 Beerbower Road
----------------------------------------
Edgerton, Ohio  43517
----------------------------------------



Ney Oil Company                                  37.2 Units
----------------------------------------    -----------------------------
c/o Lynn Bergman
----------------------------------------
14533 Defiance - Paulding County Line Rd.
----------------------------------------
Cecil, Ohio
----------------------------------------

Fred Schubert                                    22.8 Units
----------------------------------------    -----------------------------
112 Sunset Avenue
----------------------------------------
Sherwood, Ohio  43556
----------------------------------------


Virgil Hoene                                     94.2 Units
----------------------------------------    -----------------------------
Box 23
----------------------------------------
Sherwood, Ohio  43556
----------------------------------------


Company Name and Address

Northwest Ethanol, LLC
----------------------------------------
P.O. Box 4505
----------------------------------------
Sherwood, Ohio  43556-0505
----------------------------------------
Attention: Ted W. Penner, Esq.
           -----------------------------
Telephone:  (419) 784-9982
           -----------------------------
Facsimile:   (419) 784-9991
           -----------------------------


Escrow Agent Name and Address

National City Bank
----------------------------------------
One National City Center, Suite 655S
----------------------------------------
Indianapolis, IN  46255
----------------------------------------
Attention: Charles L. Mariner
           -----------------------------
Telephone:  (317) 267-7260
           -----------------------------
Facsimile:   (317) 267-7605
           -----------------------------



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